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                                                                Exhibit 99.7(B)

                                    April 14, 2000


United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, Alabama 35233

Re: United Investors Universal Life Variable Account Form S-6 File No. 333-26505

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 filed by United Investors Life Insurance Company for certain variable life policies (File No. 333-26505). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP


                                    By: /s/ Frederick R. Bellamy
                                        --------------------------------
                                        Frederick R. Bellamy
FRB:dk